Exhibit 2(r)(2)
                             MAGNETAR FINANCIAL LLC

                                 CODE OF ETHICS

I.    INTRODUCTION

      Magnetar Financial LLC ("Adviser") seeks to foster and maintain a reputation for honesty, integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Adviser are highly valued and must be protected. Adviser has adopted this Code of Ethics (the "Code") in accordance with Rules 204A-1 and 204-2 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 . The Code includes Adviser's policy with respect to personal investment and trading and its insider trading policy and procedures.

      This Code has also been adopted by Magnetar Spectrum Fund (the "Fund') in compliance with Rule 17j-1 under the Investment Company Act of 1940 and contains provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts by Access Persons of Fund.

II.   DEFINITIONS

      A. Access Person. The term "Access Person" means (1) any director, trustee, officer of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendation with respect to such purchase or sales; (2) any Advisory Person, and/or (3) any person designated by the Chief Compliance Officer.

      B. Advisory Person. The term "Advisory Person" means (i) any Supervised Person of Adviser who (1) has access to nonpublic information regarding a Client's purchase or sale of securities; (2) has access to nonpublic information regarding the portfolio holdings of any Reportable Fund; and/or (3) is involved in making securities recommendations to Clients or who has access to such recommendations that are nonpublic and (ii) all of the directors, officers, members or partners of Adviser. By way of example, Access Persons include portfolio management personnel and service representatives who communicate investment advice to Clients. Administrative, technical, and clerical personnel may also be Supervise Persons if their functions or duties provide them with access to nonpublic information.

      C. Advisers Act. The term "Advisers Act" means the Investment Advisers Act of 1940, as amended.

      D. Automatic Investment Plan. An "Automatic Investment Plan" is a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts according to a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

      E. Beneficial Ownership. You will be considered to have "Beneficial Ownership" in a Security if: (i) you have a Pecuniary Interest in the Security;
(ii) you have voting  power with


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respect to the  Security,  meaning the power to vote or direct the voting of the
Security; or (iii) you have the power to dispose, or direct the disposition of, the Security. If you have any question about whether an interest in a Security or an account constitutes Beneficial Ownership of that Security, you should contact the Chief Compliance Officer.

      F.  Chief  Compliance  Officer.   "Chief  Compliance  Officer"  means  the
so-designated individual at Adviser and/or the Fund. The Chief Compliance Officer of the Adviser is the Access Person designated by Adviser as such, as identified in Adviser's Compliance Policies and Procedures Manual. The Chief Compliance Officer of the Fund is the Access Person of the Fund approved by the Board of Trustees. If the Adviser's and Fund's Compliance Officer are different individuals, such individuals will coordinate and cooperate with each other in connection with their respective obligations under the Code.

      G. Client. The term "Client" means any investment entity or account advised or managed or subadvised by Adviser, including the Fund and other any pooled investment vehicle advised or subadvised by Adviser.

      H. Commission. The term "Commission" means the United States Securities and Exchange Commission.

      I. Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      J. Federal Securities Laws. The term "Federal Securities Laws" means the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted under the Bank Secrecy Act by the Commission or the Department of the Treasury.

      K. General Counsel. The term "General Counsel" means Adviser's general counsel.

      L. Immediate Family. The term "Immediate Family" includes an Access Person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

      M. Index Securities. The term "Index Securities" means exchange-traded funds and derivatives based on broad-based indices.

      N. Initial Public Offering. The term "Initial Public Offering" means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

      O. Investment Company Act. The term "Investment Company Act" means the Investment Company Act of 1940, as amended.


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      P. Non-Reportable Securities. The term "Non-Reportable  Securities" means:
(i) direct obligations of the U.S. Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by
open-end  funds  registered  under  the  Investment   Company  Act,  other  than
Reportable Funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

      Q. Pecuniary Interest. You will be considered to have a "Pecuniary Interest" in a Security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security. The term "Pecuniary Interest" is construed very broadly. The following examples illustrate this principle: (i) ordinarily, you will be deemed to have a "Pecuniary Interest" in all Securities owned by members of your Immediate Family who share the same household with you; (ii) if you are a general partner of a general or limited partnership, you will be deemed to have a "Pecuniary Interest" in all Securities held by the partnership; (iii) if you are a shareholder of a corporation or similar business entity, you will be deemed to have a "Pecuniary Interest" in all Securities held by the corporation if you are a controlling shareholder or have or share investment control over the corporation's investment portfolio; (iv) if you have the right to acquire equity Securities through the exercise or conversion of a derivative Security, you will be deemed to have a Pecuniary Interest in the Securities, whether or not your right is presently exercisable; (v) if you are the sole member or a manager of a limited liability company, you will be deemed to have a Pecuniary Interest in the Securities held by the limited liability company; and (vi) ordinarily, if you are a trustee or beneficiary of a trust, where either you or members of your Immediate Family have a vested interest in the principal or income of the trust, you will be deemed to have a Pecuniary Interest in all Securities held by that trust. If you have any question about whether an interest in a Security or an account constitutes a Pecuniary Interest, you should contact the Chief Compliance Officer or the General Counsel.

      R. Reportable Fund. The term "Reportable Fund" means (i) any fund for which Adviser serves as investment adviser; or (ii) any fund whose investment adviser or principal underwriter controls Adviser, is controlled by Adviser, or is under common control with Adviser. As used in this definition, the term control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.

      S. Reportable Security. The term "Reportable Security" includes all Securities (including Index Securities) other than Non-Reportable Securities.

      T. Restricted List. The "Restricted List" is a list maintained by the Chief Compliance Officer and will include the name of any company, whether or not a client of Adviser, as to which one or more individuals at Adviser has a fiduciary relationship or may have material information which has not been publicly disclosed. No Access Person may trade in Securities on the Restricted List, whether for his own account or for the account of a Client.


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      U. Securities Act. The term  "Securities  Act" means the Securities Act of
1933, as amended.

      V. Security. The term "Security" has the same meaning as it has in section 202(a)(18) of the Advisers Act. For purposes of this Code, the following are
Securities:

      Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not Securities:

      Commodities, futures and options traded on a commodities exchange, including currency futures, except that (i) options on any group or index of Securities and (ii) futures on any group or narrow-based index of Securities are Securities.

            You should note that "Security" includes a right to acquire a Security, as well as an interest in a collective investment vehicle (such as a limited partnership or limited liability company).

      W. Supervised Person. The term "Supervised Person" means (i) any partner, member, officer or director of Adviser, or other person occupying a similar status or performing similar function; (ii) any employee of Adviser; and (iii) any other person who provides advice on behalf of Adviser and is subject to Adviser's supervision and control.

III. PERSONAL INVESTMENT AND TRADING POLICY

      A.    General Statement

      Access Persons must not act or behave in any manner or engage in any activity that (1) creates even the suspicion or appearance of the misuse of material, nonpublic information by Adviser, Fund or any Access Person or (2) gives rise to, or appears to give rise to, any breach of fiduciary duty owed to any Client or investor.

      In addition, the Federal Securities Laws require that investment advisers and funds maintain a record of every transaction in any Security, with certain exceptions, as described


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below, in which any Access Person  acquires or disposes of Beneficial  Ownership where the Security is or was held in an account over which the Access Person has direct or indirect influence or control.

      Adviser and Fund have developed the following policies and procedures relating to personal trading in Securities and the reporting of such personal trading in Securities in order to ensure that each Access Person satisfies the requirements of this Code.

      B.    Requirements of this Code

            1.    Duty to Comply with Applicable Laws.

      All Access Persons are required to comply with the Federal Securities Laws, the fiduciary duty owed by Adviser to its Clients, and this Code.

            2.    Duty to Report Violations.

      Each Access Person is required by law to promptly notify the Chief Compliance Officer in the event he or she knows or has reason to believe that he or she or any other Access Person has violated any provision of this Code. If an Access Person knows or has reason to believe that the Chief Compliance Officer has violated any provision of this Code, the Access Person must promptly notify the General Counsel of the Adviser and is not required to notify the Chief Compliance Officer.

      Adviser and Fund are committed to fostering a culture of compliance. Adviser and Fund therefore urges you to contact the Chief Compliance Officer and/or the General Counsel if you believe you have any reason to do so. You will not be penalized and your status at Adviser and/or Fund will not be jeopardized by communicating with the Chief Compliance Officer or the General Counsel. Reports of violations or a suspected violations also may be submitted anonymously to the Chief Compliance Officer or the General Counsel. Any retaliatory action taken against any person who in good faith reports a violation or a suspected violation of this Code is itself a violation of this Code and cause for appropriate corrective action, including dismissal.

            3. Duty to Provide Copy of the Code of Ethics and Related Certification.

      Adviser and/or Fund will provide all Access Persons with a copy of this Code and all subsequent amendments. By law, all Access Persons must in turn provide written acknowledgement to the Chief Compliance Officer of their initial receipt and review of this Code, their annual review of this Code and their receipt and review of any subsequent amendments to this Code.

      C.    Restrictions on Access Persons Trading in Securities

            1.    General Statement.

      No Access Person may engage in a transaction in a Security, which includes an interest in a collective investment vehicle, that is also the subject of a transaction by a Client if the Access


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Person's  transaction would disadvantage or appear to disadvantage the Client or if the Access Person would profit from or appear to profit from the transaction, whether or not at the expense of the Client. The following specific restrictions apply to all trading activity by Access Persons:

            (a) No Access Person may engage in any purchases of a Reportable Security other than an Index Security. Any transaction in an Index Security will be permitted only in compliance with the reporting requirements of this Code. Sales of Reportable Securities other than Index Securities will be permitted only in compliance with the reporting and preclearance requirements of this Code.

            (b) Any transaction in a Security in anticipation of an order from or on behalf of a Client, also known as "front running," is prohibited.

            (c) Any transaction in a Security included on the Restricted List of issuers maintained by Adviser is prohibited. The Restricted List is maintained by the Chief Compliance Officer, who shall be responsible for: (i) determining whether any security identified by an Access Person should be included on the Restricted List; (ii) determining when securities should be removed from the Restricted List; and (iii) ensuring that securities are added to and removed from the Restricted List, as appropriate. The Restricted List shall be reviewed by the Chief Compliance Officer or his or her designee at least quarterly.

            (d) Any transaction in a Security which the Access Person knows or has reason to believe is being purchased or sold, or is being considered for purchase or sale, by or on behalf of a Client is prohibited until the Client's transaction has been completed or consideration of the transaction is abandoned. A Security is "being considered for purchase or sale" the earlier of when a recommendation to purchase or sell has been made and communicated or the Security is placed on Adviser's research project lists and, with respect to the person making the recommendation, when the person seriously considers making such a recommendation.

            (e) Any transaction in a Security during the period which begins three days before and ends three days after any Client has traded in that Security is prohibited.

            (f) Any transaction in a Security on the same day in which any Client has a pending or actual transaction is prohibited.

            (g) Personal account trading must be done on the Access Person's own time without placing undue burden on Adviser's time.

            (h) No trades should be undertaken which are beyond the financial resources of the Access Person.

            (i) Except in extraordinary circumstances, no transaction will be permitted if the Securities purchased are expected to have less than a thirty-day holding period or if they are seen as presently or potentially part of a Client strategy.

            2. All Sales of Reportable Securities, other than (i) Exempt Transactions described below in Section 4 or (ii) sales of Index Securities, must be precleared by the Chief Compliance Officer under Section 5(b) below.


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            3. Use of Broker-Dealers and Brokerage Accounts.

            You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Reportable Securities of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

            4. The following are Exempt Transactions that do not require preclearance by the Chief Compliance Officer:

            (a) Any transaction in Securities in an account over which an Access Person does not have any direct or indirect influence or control. There is a presumption that an Access Person can exert some measure of influence or control over accounts held by members of such person's Immediate Family sharing the same household, but this presumption may be rebutted by presenting convincing evidence in writing to the Chief Compliance Officer.

            (b) Purchases of Securities under Automatic Investment Plans.

            (c) Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities for which an Access Person has Beneficial Ownership.

            (d) Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities for which an Access Person has Beneficial Ownership.

            (e) Such other classes of transactions as may be exempted from time to time by the Chief Compliance Officer based upon a determination that the transactions are unlikely to violate Rule 204A-1 under the Advisers Act and/or Rule 17j-1 under the Investment Company Act.

            (f) Such other specific transactions as may be exempted from time to time by the Chief Compliance Officer.

            5. Preclearance and Verification Procedures.

            The following procedures shall govern all sales of Securities in which an Access Person has Beneficial Ownership ("Access Person Sales") and which are subject to preclearance by the General Counsel or Chief Compliance Officer.

            (a) Access Person Sales Subject to Preclearance.

                  An Access Person Sale may be disapproved if it is determined by the Chief Compliance Officer that the Access Person is unfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any Client Transaction (as defined below) any of the above-described trading restrictions, or this Code. "Client


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Transactions" include transactions for any Client or any other  account  managed or advised by any Access Person for a fee.

                  The determination that an Access Person may unfairly benefit from, or that an Access Person Sale may conflict with or appears to be in conflict with, a Client Transaction will be subjective and individualized, and may include questions about the timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent for that transaction or series of transactions. It is possible that a disapproval of an Access Person Sale could be costly to an Access Person or members of an Access Person's family; therefore, each Access Person should take great care to adhere to Adviser's trading restrictions and avoid conflicts of interest or the appearance of conflicts of interest.

                  Any disapproval of an Access Person Sale shall be in writing. An Access Person may appeal any such disapproval by written notice to the General Counsel within two business days after receipt of notice of disapproval. The appeal must be resolved promptly by the General Counsel.

            (b) Procedures for Preclearance of Access Person Sales.

                  (i) Access Person Sales through Brokers or Banks. Access Person Sales through brokers or banks subject to preclearance are permitted only after the Access Person has: (A) provided written notice to the Chief Compliance Officer prior to opening or placing an initial order in an account with such broker or bank, or if an account(s) with such broker or bank was established prior to the implementation of this Code, has provided the Chief Compliance Officer with written details about the account(s); (B) obtained the written clearance of the Chief Compliance Officer prior to opening or placing initial orders in the account or, in the case of a pre-existing account, placing any further orders in the account; and (C) provided the broker or bank with a written notice of the Access Person's affiliation with Adviser and requested that copies of trade confirmations and statements be sent to the Chief Compliance Officer. The form of the written notice is attached as Appendix IV hereto. A copy of the written notice and request should also be provided to the Chief Compliance Officer. See Section IV, "Reporting," for more information on the reporting requirements that apply to Access Persons.

      After an Access Person has obtained clearance to execute transactions through a broker or bank, the Access Person must submit a Trade Preclearance Form, a copy of which is attached as Appendix V hereto, to the Chief Compliance Officer prior to executing each transaction through the broker or bank. The Chief Compliance Officer will notify an Access Person within two business days of any conflict and will advise whether the Access Person Sale has been cleared.

                  (ii) Other Transactions. All other Access Person Sales must be cleared in writing by the Chief Compliance Officer prior to the Access Person's entering into the transaction. If an Access Person wishes to engage in such a transaction, he or she must submit a Trade Preclearance Form to the Chief Compliance Officer. The Chief Compliance Officer will notify an Access Person within five business days of any conflict and will advise whether the Access Person's Sale has been cleared.


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IV.   REPORTING

      A.    Reports About Securities Holdings and Transactions

            Access Persons must submit to the Chief Compliance Officer periodic written reports about their Securities holdings, transactions, and accounts, and the Securities of other persons if the Access Person has Beneficial Ownership of such Securities and the accounts of other persons if the Access Person has direct or indirect influence or control over such accounts. The obligation to submit these reports and the content of these reports are governed by the Federal Securities Laws. The reports are intended to identify conflicts of interest that could arise when an Access Person invests in a Security or holds accounts that permit these investments, and to promote compliance with this Code. Adviser is sensitive to privacy concerns and will try not to disclose your reports to anyone unnecessarily. Report forms are attached.

            Failure to file a timely, accurate, and complete report is a serious breach of Commission rules and this Code. If an Access Person is late in filing a report, or files a report that is misleading or incomplete, the Access Person may face sanctions including identification by name to the Chief Compliance Officer, withholding of salary or bonuses, or termination of employment.

            1. Initial Holdings Report: Within ten (10) days after you become an Access Person, you must submit to Adviser a holdings report (a form of which is attached as Appendix II thereto) based on information that is current as of a date not more than 45 days prior to the date you become an Access Person that contains:

            (a) The name/title and type of Security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Reportable Security for which you had Beneficial Ownership. You may provide this information by referring to attached copies of broker transaction confirmations or account statements from the applicable recordkeepers that contain the information.

            (b) The name and address of any broker, dealer, or bank or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained any account holding any Securities for which you have Beneficial Ownership, and the account numbers and names of the persons for whom the accounts are held. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information.

            (c) An executed statement (and a letter or other evidence) pursuant to which you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all Securities transactions, unless Adviser indicates that the information is otherwise available to it. The form of this statement is attached as Appendix IV hereto.

            (d) The date you submitted the report.

            2. Quarterly Transaction Report: Unless, as noted below, the Chief Compliance Officer already receives trade confirmations or account statements for all of your


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transactions  in  Reportable  Securities,  within 30 days  after the end of each calendar quarter, you, as an Access Person, must submit to the Chief Compliance Officer a transaction report, a form of which is attached as Appendix III hereto, that contains:

            (a) With respect to any transaction during the quarter in any Reportable Security in which you had, or as a result of the transaction acquired, Beneficial Ownership of the Reportable Security:

                  (i) The date of the transaction, the name/title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of equity shares of, or the principal amount of debt represented by, and principal amount of each Reportable Security involved;

                  (ii) The nature of the transaction, i.e., purchase, sale or other type of acquisition or disposition;

                  (iii) The price at which the transaction in the Reportable Security was effected;

                  (iv)  The  name  of  the  broker,   dealer,   bank,  or  other
institution with or through which the transaction was effected.

            (b) The name and address of any broker, dealer, bank, or other institution, such as a general partner of a limited partnership, or transfer agent of a company, that maintained any account in which any Securities were held during the quarter of which you have Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the date when each account was established.

            (c) An executed statement, and a letter or other evidence, pursuant to which you have instructed each broker, dealer, bank, or other institution that has established a new account over which you have direct or indirect influence or control during the past quarter to provide duplicate account statements and confirmations of all Securities transactions to Adviser, unless Adviser indicates that the information is otherwise available to it. The form of this statement is attached as Appendix IV hereto.

            (d) The date that you submitted the report.

***You need not submit a quarterly transaction report to the Chief Compliance Officer if it would duplicate information contained in trade confirmations or account statements already received by the Chief Compliance Officer, provided that those trade confirmations or statements are received not later than 30 days after the close of the calendar quarter in which the transaction takes place.
***

            3. Annual Holdings Report: You must, no later than February 14 of each year, submit to the Chief Compliance Officer a report, the form of which is attached as Appendix II hereto, that is current as of a date no earlier than December 31 of the preceding calendar year (the "Annual Report Date") and that contains:

            (a) The name/title and type of Security, and as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Security for which you, the Access Person, have Beneficial Ownership on the Annual Report Date. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information, or by referring to statements or confirmations known to have been received by Adviser.

            (b) The name and address of any broker, dealer, or bank or other institution, such as a general partner of a limited partnership, or transfer agent of a company, that maintained any account holding any Securities for which you have Beneficial Ownership on the Annual Report Date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established.

            (c) An executed statement, and a letter or other evidence, pursuant to which you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all Securities transactions to Adviser, unless Adviser indicates that the information is otherwise available to it. The form of such statement is attached as Appendix IV hereto.

            (d) The date that you submitted the report.

Exception to requirement to list transactions or holdings: You are not required to submit (i) holdings or transactions reports for any account over which you had no direct or indirect influence or control or (ii) transaction reports with respect to transactions effected pursuant to an Automatic Investment Plan, unless requested by Adviser and/or Fund. You must still identify the existence of the account in your list of accounts. Transactions that override pre-set schedules or allocations of an automatic investment plan, however, must be included in a quarterly transaction report.

            Notwithstanding the provisions of this Section IV, a trustee of the Fund who is not an "interested person" as defined under the Investment Company Act, and who would be required to make a report solely by reason of being a trustee of the Fund, is not required to make any report as described in this
Section IV, provided that the trustee neither knew nor, in the ordinary course of fulfilling his official duties as a trustee of the Fund, should have known that during the 15-day period immediately before or after the trustee's transaction in a Security, the Fund purchased or sold the Security, or the Fund or the Adviser considered purchasing or selling the Security.

            4. Please ask the Chief Compliance Officer if you have questions about the above-described holding and transaction reporting requirements.

      B.    Review of Reports and Other Documents

      The Chief Compliance Officer or a designee of the Chief Compliance Officer will promptly review each report submitted by Access Persons, and each account statement or confirmation from institutions that maintain their accounts. As part of his or her review, the Chief Compliance Officer or his or her designee will confirm that all necessary pre-approvals have been obtained. To ensure adequate scrutiny, documents concerning a member of the

Compliance Office will be reviewed by a different member of the Compliance Office, or if there is only one member of the Compliance Office, by the General Counsel.

      Review of submitted holding and transaction reports will include not only an assessment of whether the Access Person followed all required procedures of this Code, such as preclearance, but may also: compare the personal trading to any restricted lists; assess whether the Access Person is trading for his or her own account in the same securities he or she is trading for Clients, and if so whether the Clients are receiving terms as favorable as the Access Person receives; periodically analyze the Access Person's trading for patterns that may indicate abuse, including market timing; investigate any substantial disparities between the quality of performance the Access Person achieves for his or her own account and that he or she achieves for Clients; and investigate any substantial disparities between the percentage of trades that are profitable when the Access Person trades for his or her own account and the percentage that are profitable when he or she places trades for Clients.

V.    ADVISER INSIDER TRADING POLICIES AND PROCEDURES

A.    Background

      All personal securities trades are subject to these Insider Trading Policies and Procedures. However, compliance with the trading restrictions imposed by these procedures by no means assures full compliance with the prohibition on trading while in the possession of inside information, as defined in these procedures.

      Insider trading -- trading Securities while in possession of material, nonpublic information or improperly communicating such information to others -- may expose a person to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years' imprisonment. The Commission may recover the profits gained, or losses avoided, through insider trading, obtain a penalty of up to three times the illicit gain or avoided loss, and/or issue an order permanently barring any person engaging in insider trading from the securities industry. In addition, investors may sue seeking to recover damages for insider trading violations.

      These Insider Trading Policies and Procedures are drafted broadly and will be applied and interpreted in a similar manner. Regardless of whether a federal inquiry occurs, Adviser views seriously any violation of these Insider Trading Policies and Procedures. Any violation constitutes grounds for disciplinary sanctions, including dismissal and/or referral to civil or governmental authorities for possible civil or criminal prosecution.

      The law of insider trading is complex; a Supervised Person legitimately may be uncertain about the application of these Insider Trading Policies and Procedures in a particular circumstance. A question could forestall disciplinary action or complex legal problems. Supervised Persons should direct any questions relating to these Insider Trading Policies and Procedures to the Chief Compliance Officer. A Supervised Person must also notify the Chief Compliance Officer immediately if he or she knows or has reason to believe that a violation of these Insider Trading Policies and Procedures has occurred or is about to occur.

B.    Statement of Firm Policy

            1. At all times, the interests of Adviser's Clients must prevail over the individual's interest.

            2. Buying or selling Securities in the public markets on the basis of material nonpublic information is prohibited. Similarly, buying and selling securities in a private transaction on the basis of material nonpublic information is prohibited, except in the limited circumstance in which the information is obtained in connection with a private transaction with an issuer of securities, in which case the private transaction itself is permitted. A prohibited transaction would include purchasing or selling (i) for a Supervised Person's own account or one in which the Supervised Person has direct or indirect influence or control, (ii) for a Client's account, or (iii) for Adviser's inventory account. If any Supervised Person is uncertain as to whether information is "material" or "nonpublic," he or she should consult the Chief Compliance Officer.

            3. Disclosing material, nonpublic information to inappropriate personnel, whether or not for consideration, i.e., "tipping," is prohibited. Material, nonpublic information must be disseminated on a "need to know basis" only to appropriate personnel. This would include any confidential discussions between the issuer and personnel of Adviser. The Chief Compliance Officer should be consulted should a question arise as to who is privy to material, nonpublic information.

            4. Assisting anyone transacting business on the basis of material, nonpublic information through a third party is prohibited.

            5. In view of the Gabelli & Co./GAMCO Investments, Inc. SEC proceeding, it is clear that when a portfolio manager is in a position, due to his official duties at an issuer, to have access to inside information on a relatively continuous basis, self-reporting procedures are not adequate to detect and prevent insider trading. Accordingly, neither Adviser nor an Adviser employee may trade in any securities issued by any company of which any Adviser employee is an employee or insider. All Supervised Persons must report to the Chief Compliance Officer any affiliation or business relationship they may have with any issuer.

            6. Supervised Persons should understand that if Adviser becomes aware of material, nonpublic information about the issuer of the underlying securities, even if the particular Supervised Person in question does not himself or herself have such knowledge, or enters into certain transactions for clients, Adviser will not bear any losses resulting in personal accounts through the implementation of these Insider Trading Policies and Procedures.

            7. The following reviews principles important to these Insider Trading Policies and Procedures:

            (a) What is "Material" Information?

      Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, information is material if its disclosure will have a substantial effect on the price of a company's Securities. No simple "bright line" test exists to determine whether information is material; assessments of materiality involve highly fact-specific inquiries. However, if the information you have received is or could be a factor in your trading decision, you must assume that the information is material. Supervised Persons should direct any questions regarding the materiality of information to the Chief Compliance Officer.

      Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information may also relate to the market for a Security. Information about a significant order to purchase or sell Securities, in some contexts, may be deemed material; similarly, prepublication information regarding reports in the financial press may also be deemed material.

            (b) What is "Nonpublic" Information?

      Information is "nonpublic" until it has been disseminated broadly to investors in the marketplace. Tangible evidence of this dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Commission or some other government agency, or available to the Dow Jones "tape" or The Wall Street Journal or some other general circulation publication, and after sufficient time has passed so that the information has been disseminated widely. If you believe that you have information concerning an issuer which gives you an advantage over other investors, the information is, in all likelihood, non-public.

            8.    Identifying Inside Information.

      Before executing any trade for oneself or others, including Clients, a Supervised Person must determine whether he or she has access to material, nonpublic information. If a Supervised Person believes he or she might have access to material, nonpublic information, he or she should:

            (a) Immediately alert the Chief Compliance Officer, so that the applicable Security is placed on the Restricted List.

            (b) Not purchase or sell the Securities on his or her behalf or for others, including Clients (except in the limited circumstance in which the information is obtained in connection with a private transaction with an issuer of securities, in which case the private transaction itself is permitted).

            (c) Not communicate the information inside or outside of Adviser, other than to the Chief Compliance Officer (or, in the limited circumstance of a private transaction with an issuer of securities, to Supervised Persons within Adviser involved in the transaction with a need to know the information).

      The Chief Compliance Officer will review the issue, determine whether the information is material and nonpublic, and, if so, what action Adviser should take.

            9. Contacts With Public Companies; Tender Offers.

      Contacts with public companies may represent part of Adviser's research efforts and Adviser may make investment decisions on the basis of its conclusions formed through these contacts and analysis of publicly available information. Difficult legal issues may arise, however, when a Supervised Person, in the course of these contacts, becomes aware of material, nonpublic information. For example, a company's Chief Financial Officer could prematurely disclose quarterly results, or an investor relations representative could make a selective disclosure of adverse news to certain investors. In these situations, Adviser must make a judgment about its further conduct. To protect oneself, Clients, and Adviser, a Supervised Person should immediately contact the Chief Compliance Officer if he or she believes he or she may have received material, nonpublic information.

      Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary movement in the price of the target company's securities. Trading during this time is more likely to attract regulatory attention, and produces a disproportionate percentage of insider trading cases. Second, the Commission has adopted a rule expressly forbidding trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the company making the tender offer, the target company, or anyone acting on behalf of either. Supervised Persons must exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

      C.    Insider Trading Procedures Applicable to all Supervised Persons

      The following procedures have been established to aid Supervised Persons in avoiding insider trading, and to aid Adviser in preventing, detecting and imposing sanctions against insider trading. Every Supervised Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If a Supervised Person has any questions about these procedures, he or she should consult the Chief Compliance Officer.

            1. Responsibilities of Supervised Persons.

            (a) All Supervised Persons must make a diligent effort to ensure that a violation of these Insider Trading Policies and Procedures does not either intentionally or inadvertently occur. In this regard, all Supervised Persons are responsible for:

                  (i) Reading, understanding and consenting to comply with these Insider Trading Policies and Procedures. Supervised Persons will be required to sign an acknowledgment that they have read and understood their responsibilities under the Code;

                  (ii) Ensuring that no trading occurs for their account, for any account over which they have direct or indirect influence or control or for any Client's account in Securities for which they have material, nonpublic information (except in the limited circumstance in which the information is obtained in connection with a private transaction with an issuer of securities, in which case the private transaction itself is permitted);

                  (iii) Not disclosing inside information obtained from any source whatsoever to inappropriate persons. Disclosure to family, friends or acquaintances will be grounds for immediate termination and/or referral to civil or governmental authorities for possible civil or criminal prosecution;

                  (iv) Consulting the Chief Compliance Officer when questions arise regarding insider trading or when potential violations of these Insider Trading Policies and Procedures are suspected;

                  (v) Ensuring that Adviser receives copies of confirmations and statements from both internal and external brokerage firms for accounts of Supervised Persons and members of the Immediate Family of such Supervised Persons;

                  (vi) Advising the Chief Compliance Officer of all outside activities, directorships, or ownership of over 5% of the shares of a public company. No Supervised Person may engage in any outside activities as employee, proprietor, partner, consultant, trustee officer or director without prior written consent of the Chief Compliance Officer; and

                  (vii) Being aware of, and monitoring, any Clients who are shareholders, directors, and/or senior officers of public companies. Any unusual activity including a purchase or sale of restricted stock must be brought to the attention of the Chief Compliance Officer.

            2.    Security.

      In order to prevent accidental dissemination of material nonpublic information, personnel must adhere to the following guidelines:

            (a)  Inform  management  when   unauthorized   personnel  enter  the
premises.

            (b) Lock doors at all times in areas that have confidential and secure files.

            (c) Refrain from discussing sensitive information in public areas.

            (d)  Refrain  from  leaving  confidential   information  on  message
devices.

            (e) Maintain control of sensitive documents, including handouts and copies, intended for internal dissemination only.

            (f) Ensure that faxes and e-mail messages containing sensitive information are properly sent, and confirm that the recipient has received the intended message.

            (g) Do not allow passwords to be given to unauthorized personnel.

      D.    Supervisory Procedures

      Adviser   has   assigned   the  Chief   Compliance   Officer  the  primary
responsibility for the implementation and maintenance of Adviser's Insider Trading Policies and Procedures. Supervisory procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

            1.    Prevention of Insider Trading

                To prevent insider trading, the Chief Compliance Officer should:

            (a) Answer questions regarding Adviser's policies and procedures;

            (b) Resolve issues of whether information received by an officer, director or employee of Adviser constitutes Inside Information and determine what action, if any, should be taken;

            (c) Review these Insider Trading Policies and Procedures on a regular basis and update them as necessary;

            (d) When it has been determined that a Supervised  Person has Inside
Information:

                  (i) Implement measures to prevent dissemination of such information other than to appropriate Supervised Persons on a "need to know" basis, and

                  (ii) Not permit any Adviser employee to execute any transaction in any securities of the issuer in question (except in the limited circumstance in which the information is obtained in connection with a private transaction with an issuer of securities, in which case the private transaction itself is permitted);

            (e) Implement a program of periodic "reminder" notices regarding insider trading;

            (f) Confirm with each trader no less frequently than quarterly whether there are any issuers for whom Adviser has Inside Information; and

            (g) Compile and maintain the Restricted List of securities in which no Supervised Person may trade because Adviser as an entity is deemed to have Inside Information concerning the issuers of such securities and determine when to remove securities from the Restricted List.

            2.    Detection of Insider Trading

      To detect insider trading, the Chief Compliance Officer should:

            (a) Review daily confirmations and quarterly trading activity reports filed by Supervised Persons; and

            (b) Promptly investigate all reports of any possible violations of these Insider Trading Policies and Procedures.

            3.    Special Reports to Management

      Promptly upon learning of a potential violation of Adviser's Insider Trading Policies and Procedures, the Chief Compliance Officer shall prepare a written report to management providing full details, which may include (1) the name of particular securities involved, if any,

(2) the date(s) Adviser learned of the potential violation and began investigating; (3) the accounts and individuals involved; (4) actions taken as a result of the investigation, if any; and (5) recommendations for further action.

            4.    General Reports to Management

      At least yearly, the Chief Compliance Officer will prepare a written report to the management of Adviser setting forth some or all of the following:

            (a) A summary of existing procedures to detect and prevent insider trading;

            (b) A summary of changes in procedures made in the last year;

            (c) Full details of any investigation, whether internal or by a regulatory agency, since the last report regarding any suspected insider trading, the results of the investigation and a description of any changes in procedures promptly by any such investigation; and

            (d) An evaluation of the current procedures and a description of anticipated changes in procedures.

VI.   POLICY ON GIFTS

      A. Access Persons may not accept gifts from any person in a single year with a value in excess of $100.

      B. Regardless of dollar value, Access Persons may not accept any gift or entertainment that is inappropriate under the circumstances, or inconsistent with applicable law or regulations, from any person or entity that does business, or desires to do business, with Fund, Adviser directly or on behalf of a Client.

      C. Regardless of dollar value, Access Persons may not give a gift or provide entertainment that is inappropriate under the circumstances, or inconsistent with applicable law or regulations, to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or Clients. Access Persons should not give or receive gifts or entertainment that would be embarrassing to you, Adviser or Fund if made public.

VII.  COMPLIANCE

      A.    Certificate of Receipt

      Access Persons are required to acknowledge receipt of your copy of this Code and that you have read and understood this Code. A form for this purpose is attached to this Code as Appendix I.

      B.    Annual Certificate of Compliance

      Access Persons are required to certify upon your becoming an Access Person or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with all of the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings and transactions as required hereunder during the prior year. A form for this purpose is attached to this Code as Appendix VI.

      C.    Remedial Actions

      If you violate this Code, including filing a late, inaccurate or incomplete holdings or transaction report, you will be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (1) a warning; (2) disgorgement of profits; (3) imposition of a fine, which may be substantial; (4) demotion, which may be substantial; (5) suspension of employment, with or without pay; (6) termination of employment; or (7) referral to civil or governmental authorities for possible civil or criminal prosecution. If you are normally eligible for a discretionary bonus, any violation of the Code may also reduce or eliminate the discretionary portion of your bonus.

VIII. RETENTION OF RECORDS

      The Chief Compliance Officer will maintain, for a period of five years unless specified in further detail below, the records listed below. The records will be maintained at the Adviser's and Fund's principal place of business for at least two years and in an easily accessible, but secured, place for the entire five years.

      A. A record of the names of persons who are currently, or within the past five years were, Access Persons of Adviser.

      B. The Annual Certificate of Compliance signed by all persons subject to this Code acknowledging receipt of copies of the Code and acknowledging they are subject to it and will comply with its terms. All Annual Certificates of each Access Person must be kept for five years after the individual ceases to be an Access Person.

      C. A copy of each Code that has been in effect at any time during the five-year

      D. A copy of each report made by an Access Person pursuant to this Code, including any broker trade confirmations or account statements that were submitted in lieu of the persons' quarterly transaction reports.

      E. A record of all known violations of the Code and of any actions taken as a result thereof, regardless of when the violations were committed.

      F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons, for at least five years after the end of the fiscal year in which the approval is granted.

      G. A record of all reports made by the Chief Compliance Officer related to this Code.

IX.   NOTICES.

      For purposes of this Code, all notices, reports, requests for clearance, questions, contacts, or other communications to the Chief Compliance Officer or the General Counsel will be considered delivered if given to the Chief Compliance Officer or the General Counsel, respectively.

X.    REVIEW.

      This Code will be reviewed by the Chief Compliance Officer on an annual basis to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to Adviser or Access Persons. Access Persons are encouraged to contact the Chief Compliance Officer with any comments, questions or suggestions regarding implementation or improvement of the Code.

XI.   APPROVAL OF CODE OF ETHICS AND AMENDMENTS

      A. The Board of Trustees of the Fund, including a majority of the trustees of the Fund who are each not an "interested person" as defined under the Investment Company Act, as well management of the Adviser must approve the Code and any materials changes to the Code.

            1. The Fund's Board and management of the Adviser should base their approval of the Code any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Person from engaging in unlawful actions.

            2. Before approving this Code or any amendment to this Code, the Board must receive a certification from the Adviser that it has adopted procedures reasonably necessary to prevent its access persons (as defined under Rule 17j-1 under the Investment Company Act") from violating this Code.

            3. The Board must approve any material change to this Code no later than six months after adoption of the material change.

      B. The Fund's Chief Compliance Officer or his or designee will annually submit to the Board (1) any issues under this Code or its procedures since the last report to the Fund's Board, including, not limited to, information about material violations of the Code and sanctions imposed in response to material violations; (2) a certification that the Adviser has adopted procedures reasonably necessary to prevent its access persons (as defined under Rule 17j-1 under the Investment Company Act") from violating the Code.

Adopted:   , 2007.

                             MAGNETAR FINANCIAL LLC
                             MAGNETAR SPECTRUM FUND

                        ACKNOWLEDGMENT AND CERTIFICATION

                                 CODE OF ETHICS

      I hereby certify to Magnetar Financial LLC ("Adviser") and/or Magnetar Spectrum Fund that:

      (1) I have received and reviewed Adviser's and Fund's Code of Ethics, including Adviser's Insider Trading Policies and Procedures as applicable solely to Supervised Persons (the "Code");

      (2) To the extent I had questions regarding any policy or procedure contained in the Code, I received satisfactory answers to those questions from appropriate Adviser personnel;

      (3) I fully understand the policies and procedures contained in the Code;

      (4) I understand and acknowledge that I am subject to the Code;

      (5) I will comply with the policies and procedures contained in the Code at all times during my association with Adviser and/or Fund, and agree that the Code will continue to apply to me subsequent to the termination of my association with Adviser and/or Fund in connection with: (1) transactions in Securities (as defined in the Code) with respect to which I possess material, nonpublic information that I obtained while I was associated with Adviser and/or Fund and (2) transactions in Securities initiated, but not completed, prior to the termination of my association with Adviser; and

      (6) I understand and acknowledge that if I violate any provision of the Code, I will be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (a) a warning; (b) disgorgement of profits; (c) imposition of a fine, which may be substantial; (d) demotion, which may be substantial; (e) suspension of employment, with or without pay; (f) termination of employment; or (g) referral to civil or governmental authorities for possible civil or criminal prosecution. I further understand that, to the extent I would otherwise be eligible for a discretionary bonus, if I violate the Code this may reduce or eliminate the discretionary portion of my bonus.(1)

Date:
     ----------------------------             ----------------------------
                                              Signature


                                              ----------------------------


----------------------------
      (1) The antifraud provisions of the United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic Securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                   Print Name
                             MAGNETAR FINANCIAL LLC
                             MAGNETAR SPECTRUM FUND

                          INITIAL AND ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

Note: Capitalized terms not defined in this report are defined in the Code of Ethics of Magnetar Financial LLC and Magnetar Spectrum Fund (the "Code").

      In accordance with the Code, please provide the name of any broker, dealer or bank with whom you maintain an account over which you have influence or control and in which any Securities are held for which you have Beneficial Ownership, and a list of such Securities. This includes not only Securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer. As described below, please also provide a list of all non-Client accounts for which you make investment decisions.


(1)   Name of employee:
                                                               -----------------
(2)   If  different  than #1,  name of the person
      in whose name the account is held:
                                                               -----------------
(3)   If account held in the name of person other
      than employee, relationship of account holder
      to employee:
                                                               -----------------
(4)   Broker(s) at which Account is Maintained
                                                               -----------------

                                                               -----------------

                                                               -----------------

                                                               -----------------

(5)   Account Number(s):
                                                               -----------------

                                                               -----------------

                                                               -----------------

                                                               -----------------
(6)   Telephone number(s) of Broker:
                                                               -----------------

                                                               -----------------

                                                               -----------------

(7)   For each  account,  attach  your most  recent
      account  statement  listing Securities in that
      account.  This information must be current as
      of a date no  more  than  45  days  before  this
      report  is  submitted.  If you own Securities
      that are not listed in an attached account
      statement, list them below:
                                                               -----------------



     Name of Security*          Symbol      Quantity               Value
1.
  -----------------------     ----------  --------------      -----------------
2.
  -----------------------     ----------  --------------      -----------------
3.
  -----------------------     ----------  --------------      -----------------
4.
  -----------------------     ----------  --------------      -----------------
5.
  -----------------------     ----------  --------------      -----------------

*Including  principal  amount,  if  applicable.   (Attached  separate  sheet  if
necessary)

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership. ,

I also certify that I have caused duplicate confirmations and duplicate statements to be sent to the Chief Compliance Officer for every brokerage account listed above that trades in Securities.

                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Print Name

Date:
     -----------------------------------

                             MAGNETAR FINANCIAL LLC

                           QUARTERLY BROKERAGE ACCOUNT
                        AND NON-BROKER TRANSACTION REPORT

Notes:

1. Capitalized terms not defined in this report are defined in the Code of Ethics of Magnetar Financial LLC and Magnetar Spectrum Fund (the "Code").

2. You must cause each broker-dealer that maintains an account over which you have influence or control and holds Securities for which you have Beneficial Ownership to provide to the Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Chief Compliance Officer, within 30 days of the end of each calendar quarter, all transactions effected without the use of a registered broker-dealer in Securities, other than transactions in Non-Reportable Securities.

The undersigned has requested that you receive duplicate statements and confirmations on his or her behalf from the following brokers:

                                                                  Date Account
   Name          Broker        Account Number         Date           Opened

---------     ------------    ----------------      --------     --------------

---------     ------------    ----------------      --------     --------------

---------     ------------    ----------------      --------     --------------

The following are Securities transactions that have not been reported and/or executed through a broker-dealer, i.e. during the previous calendar quarter.

  Date      Buy/Sell      Security Name    Amount     Price      Broker/Issuer

--------   ----------   ----------------  --------   --------  ----------------

--------   ----------   ----------------  --------   --------  ----------------

--------   ----------   ----------------  --------   --------  ----------------

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Chief Compliance Officer for every brokerage account that trades in Securities.

        ----------------                                ------------------------
        Date                                            Signature


                                     III-1

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any Security in which you had a Pecuniary Interest during the calendar quarter. The term "beneficial ownership" is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a Security. The term includes, but is not limited to the following cases and any other examples in the
      Code:

      (A) Where the Security is held for your benefit by others, such as brokers, custodians, banks and pledgees);

      (B) Where the Security is held for the benefit of members of your Immediate Family sharing the same household;

      (C) Where Securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or you have or share investment control over the Securities held by the entity;

      (D) Where Securities are held in a trust for which you are a trustee and under which either you or any member of your Immediate Family have a vested interest in the principal or income; and

      (E) Where Securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

      Notwithstanding the foregoing, the following transactions are not required to be reported:

      (A) Transactions in Securities which are direct obligations of the United States;

      (B) Transactions effected in any account over which you have no direct or indirect influence or control; or

      (C)   Shares of registered open-end investment companies.

2. Security Name. State the name of the issuer and the class of the Security, e.g., common stock, preferred stock or designated issue of debt securities, including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right, referred to as "options," state the title of the Security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and month-end Statements must be sent to Adviser by your broker. Please double check to be sure this occurs if you report a future transaction.

4. Transaction Date. In the case of a market transaction, state the trade date, not the settlement date.


                                     III-2

5.    Nature  of  Transaction  (Buy  or  Sale).   State  the  character  of  the
      transaction, e.g., purchase or sale of Security, purchase or sale of option, or exercise of option.

6. Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt Securities or other units of other
      Securities. For options, state the amount of Securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of Securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.    Signature. Sign the form in the space provided.

10. Filing of Report. This report should be filed NO LATER THAN 30 CALENDAR DAYS following the end of each calendar quarter.


                                     III-3

                             MAGNETAR FINANCIAL LLC

                               LETTER OF DIRECTION

[Name of broker, bank, dealer or other institution]
[Address of broker, bank, dealer or other institution]

Re:   Notification of Account Approval

Dear Ladies and Gentleman:

We are providing this letter to you at the request of (the "Employee"), who is employed by or otherwise associated with Magnetar Financial LLC and/or Magnetar Spectrum Fund and who holds the account(s) listed below with your firm. Please accept this letter as confirmation that we are aware of and have authorized the Employee to maintain these account(s).

        Account Name                                       Account Number

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      By his or her signature below, Employee hereby requests that you forward duplicate monthly account statements and trade confirmations relating to the account(s) listed above to the following address:

                             Magnetar Financial LLC
                             Magnetar Spectrum Fund
                       Attention: Chief Compliance Officer
                        1603 Orrington Avenue, 13th Floor
                               Evanston, IL 60201


Signature of Employee:

--------------------------------------------------------------------------------


Please direct any  questions or comments you may have to my attention.  I can be
reached at (   )   -     or via email at               @.com. Thank you for your
cooperation.

                                           Sincerely yours,

                             TRADE PRECLEARANCE FORM

                  PLEASE USE A SEPARATE FORM FOR EACH SECURITY

Note: Capitalized terms not defined in this report are defined in the Code of Ethics of Magnetar Financial LLC and Magnetar Spectrum Fund (the "Code").

--------------------------------------------------------------------------------
Name of Employee (please print)

--------------------------------------------------------------------------------
Department                     Supervisor                   Telephone

--------------------------------------------------------------------------------
Broker                         Account Number               Telephone

--------------------------------------------------------------------------------
Quantity          Ticker Symbol          Issue (Full Security Description


          Private             Traded Security in
         Placement               Prior 30 Days                  Short Sale

      [_] Yes [_] No             [_] Yes [_] No               [_] Yes [_] No


--------------------------------------------------------------------------------
Approvals

This area reserved for Chief Compliance Officer use only

[ ] Approved                  [ ] Not Approved
--------------------------------------------------------------------------------
Trade Has Been

--------------------------------------------------------------------------------
Legal / Compliance (if required)

--------------------------------------------------------------------------------
Approvals are valid until the close of business on the business day after approval has been granted. Accordingly, GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, resubmitting a new preclearance form is required. It is each employee's responsibility to comply with all provisions of the Code. Obtaining preclearance satisfies the preclearance requirements of the Code, and does not imply compliance with the Code's other provisions.

Preclearance procedures apply to all Access Persons (as defined by the Code) and their Immediate Family including: a) all accounts in the name of the Access Person or the Access

Person's spouse or minor children; b) all accounts in which any of the above persons have a beneficial interest; and c) all other accounts over which any such person exercises any investment discretion. Please see the Code for the complete definition of Immediate Family.

By signing below the Access Person certifies the following: The Access Person agrees that the above order is in compliance with the Code and is not based on knowledge of an actual Client order within the previous three calendar days in the Security that is being sold, or knowledge that the Security is being considered for purchase or sale in one or more specific Client accounts, or knowledge of a change or pendency of a change of an investment management recommendation. The Access Person also acknowledges that he or she is not in possession of material, inside information pertaining to the Security or issuer of the Security.

---------------------------------                  -----------------------------
Access Person Signature                            Date


PLEASE SEND A COPY OF THIS COMPLETED FORM TO THE CHIEF COMPLIANCE OFFICER FOR ALL EXECUTED TRADES.

                             MAGNETAR FINANCIAL LLC
                             MAGNETAR SPECTRUM FUND

                       ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with all of the requirements of the Code of Ethics of Magnetar Financial LLC and Magnetar Spectrum Fund (the "Code"), for the year ended December 31, 20_. Pursuant to the Code, I (check one):

      [_] have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code,

      [_] have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code, except as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

Date:
    ---------------------              -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       Print Name



                                      VI-1